UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2008

LIGHTSCAPE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

3/F., 80 Gloucester Road, Wanchai, Hong Kong
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this current report, the terms “we”, “us” and “our” refer to Lightscape Technologies Inc. and our wholly-owned subsidiaries. Unless otherwise specified, all references to “common shares” refer to shares of common stock in the capital of our company.

Item 1.01 Entry Into a Material Definitive Agreement.

SECURITIES PURCHASE AGREEMENT

On March 9, 2008, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”) listed on the schedule of buyers attached thereto. Pursuant to the terms and conditions of the Securities Purchase Agreement, we agreed to issue and sell to the Investors an aggregate of 9,375,000 shares of our common stock (the “Shares”) representing approximately 16.78% of the issued and outstanding shares of our common stock, at a price of $0.80 per share for aggregate proceeds of $7,500,000.

Please review the form of Securities Purchase Agreement, attached hereto as Exhibit 10.1, for a complete description of all of the terms and conditions of the Securities Purchase Agreement.

REGISTRATION RIGHTS AGREEMENT

On March 9, 2008, as a condition to the Securities Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, we agreed to prepare and file with the SEC a registration statement, on Form S-1 or on Form S-3 (if our company is eligible), covering the resale of the Shares issued to the Investors under the Securities Purchase Agreement. We must file the registration statement within 45 days after the closing of the Securities Purchase Agreement and have such registration statement declared effective by the SEC as promptly as possible after filing. If we do not register the Shares, or if the registration statement is not declared effective by prescribed deadlines in the Registration Rights Agreement, or if we fail to maintain such registration once effective, then each Investor is entitled to liquidated damages equal to 1.0% of the aggregate investment amount of such Investor under the Securities Purchase Agreement calculated monthly, up to a maximum of 8.0% of the aggregate investment amount payable to any such Investor. The Registration Rights Agreement also gives the Investors piggyback registration rights in the event that we prepare and file with the SEC a registration statement relating to certain offerings of any of our equity securities.

Please review the form of Registration Rights Agreement, attached hereto as Exhibit 10.2, for a complete description of all of the terms and conditions of the Registration Rights Agreement.

ESCROW AGREEMENT

On March 9, 2008, in connection with the Securities Purchase Agreement, we entered into an escrow agreement (the “Escrow Agreement”) with Roth Capital Partners, LLC, our placement agent (the “Placement Agent”) in connection with the Securities Purchase Agreement, and Tri-State Title & Escrow, LLC (the “Escrow Agent”). Pursuant to the terms and conditions of the Escrow Agreement, our company and the Placement Agent agreed to appoint the Escrow Agent to (i) hold in escrow the aggregate investment amount of each Investor payable to our company under the Securities Purchase Agreement, and (ii) release the aggregate investment amounts held in escrow upon receipt of joint written instructions from our company and the Placement Agent upon the closing of the Securities Purchase Agreement.

Please review a copy of the Escrow Agreement, attached hereto as Exhibit 10.3, for a complete description of all of the terms and conditions of the Escrow Agreement.

As compensation for its services, the Placement Agent will receive a cash fee equal to 7% of the gross proceeds received from the sale of the Shares under the Securities Purchase Agreement. The Placement Agent is also entitled to receive warrants to purchase up to 656,250 shares of our common stock, representing 7% of the Shares. The warrants will have a term of five years, will be exercisable immediately upon issuance and will have an exercise price of $0.80.

Please review the form of warrant, attached hereto as Exhibit 10.4, for a complete description of all of the terms and conditions of the warrant.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 for information relating to the issuance of equity securities pursuant to the Securities Purchase Agreement. The securities to be issued in this transaction will be issued in connection with a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

In addition, reference is made to the warrants to be issued to the Placement Agent for its services in connection with the Securities Purchase Agreement. The warrants will be issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act, in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

Item 8.01 Other Events

On March 10, 2008, our company issued a press release announcing the execution of the Securities Purchase Agreement, as described in Item 1.01 above. The text of the press release issued by our company is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description of Exhibit

10.1	Form of Securities Purchase Agreement, among Lightscape Technologies Inc. and the investors named therein dated March 9, 2008.

10.2	Form of Registration Rights Agreement among Lightscape Technologies Inc. and the investors named therein dated March 9, 2008.

10.3	Escrow Agreement among Lightscape Technologies Inc., Roth Capital Partners, LLC and Tri- State Title & Escrow, LLC, as escrow agent, dated March 9, 2008.

10.4	Form of Placement Agent Warrant.

99.1	Press release dated March 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSCAPE TECHNOLOGIES INC.

By: /s/ Bondy Tan
     Name: Bondy Tan
     Title: President and Chief Executive Officer
     Dated: March 10, 2008

EXHIBIT INDEX

Exhibit No. Description of Exhibit

10.1	Form of Securities Purchase Agreement, among Lightscape Technologies Inc. and the investors named therein dated March 9, 2008.

10.2	Form of Registration Rights Agreement among Lightscape Technologies Inc. and the investors named therein dated March 9, 2008.

10.3	Escrow Agreement among Lightscape Technologies Inc., Roth Capital Partners, LLC and Tri- State Title & Escrow, LLC, as escrow agent, dated March 9, 2008.

10.4	Form of Placement Agent Warrant.

99.1	Press release dated March 10, 2008.